CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-261284 and 333-263613 on Form S-3 and Registration Statement Nos. 333-251437, 333-265935 and 333-268749 on Form S-8 of our report dated March 31, 2023, relating to the financial statements of Shift Technologies, Inc. appearing in this Annual Report on Form 10-K for the year ended December 31, 2022.

/s/ Deloitte & Touche LLP

San Francisco, California
March 31, 2023